UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	February 22, 2011

              Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022
(Address of principal executive offices, including zip code)

           (212) 351-7300
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, the Board of Directors of Hudson Highland Group, Inc. (the “Company”) removed Jon F. Chait as chairman and chief executive officer of the Company, effective immediately. The Board also appointed Mary Jane Raymond, the Company’s executive vice president and chief financial officer, to serve as interim chief executive officer and elected Richard J. Stolz, the Company’s lead outside director, to serve as chairman of the board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2011, the Board of Directors of the Company adopted Amended and Restated By-laws of the Company, which provide for the separation of the positions of chairman of the board and chief executive officer.  The Company is filing a copy of such Amended and Restated By-laws as Exhibit 3.1 hereto, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 22, 2011, the Company issued a press release announcing the actions described above in Item 5.02. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

(3.1)	Amended and Restated By-laws of Hudson Highland Group, Inc.

(99.1)	Press Release of Hudson Highland Group, Inc. dated February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: February 22, 2011	By:	/s/ Latham Williams
Latham Williams
Senior Vice President, Legal Affairs and
Administration, Corporate Secretary

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(3.1)	Amended and Restated By-laws of Hudson Highland Group, Inc.

(99.1)	Press Release of Hudson Highland Group, Inc. dated February 22, 2011.